UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2026

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On February 12, 2026, Avalon GoboCare Corp. (the “Company”) entered into a Securities Purchase Agreements dated February 11, 2026 (the “Purchase Agreement”) with Vanquish Funding Group, Inc. (the “Lender”), a Virginia corporation, under which it issued a promissory note dated February 11, 2026 on February 12, 2026 in the principal amount of $233,910, for a purchase price of $207,000, reflecting an original issue discount of $26,910 (the “Note”). The Note carries a one-time interest charge of 12% and is repayable in seven monthly payments beginning August 15, 2026 in the amount of $144,099 and for the next 6 months thereafter in the amount of $19,648.50. The Note matures on February 15, 2027.

Upon the occurrence and during the continuation of any Event of Default (as defined in the Note), the Note shall become immediately due and payable and we are required to pay Lender, in full satisfaction of its obligations hereunder, an amount equal to 150% (“Default Percentage”) times the sum of (w) the then outstanding principal amount of the notes plus (x) accrued and unpaid interest on the unpaid principal amount of the notes to the date of payment plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Lender pursuant to Article IV of the notes (the then outstanding principal amount of the notes to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity.

Following an Event of Default, the Note becomes convertible into shares of our common stock at the then existing conversion price (the “Note Conversion Price”). The Note Conversion Price is 75% multiplied by the Market Price (as set forth below) representing a discount rate of 25%. “Market Price” means the lowest trading price for our common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Note includes customary default provisions, including non-payment, failure to deliver shares upon conversion, and cessation of operations.

The Note contains a conversion limitation whereby the Company shall not issue a number of shares of its common stock under this Note, which when aggregated with all other securities that are required to be aggregated for purposes of Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of the Purchase Agreement. The Company intends to use the proceeds of the Note for general working capital purposes. This transaction with Lender closed on February 17, 2026

The foregoing descriptions of the Purchase Agreement and the Note are qualified in their entirety by reference to the full text of the Purchase Agreement and the Note, which are filed as Exhibits 10.1, and 4.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the issuance of the Note is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the issuance of the Note is incorporated herein by reference. The Company issued the Note described under Item 1.01 above in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933,a s amended and Rule 506 of Regulation D thereunder. The Company paid Digital Offering LLC a cash fee of $10,000 in connection with the Purchase Agreement and the Note. The Company intends to use the proceeds of the Note for general working capital purposes.

On February 11, 2026, the Company issued 100,000 shares of its common stock to a consultant under a consulting agreement for services rendered. No proceeds were received. The Company issued these shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On February 11, 2026, the Company issued 200,000 shares of its common stock to a consultant under a consulting agreement for services rendered. No proceeds were received. The Company issued these shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Promissory Note
10.1	Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: February 18, 2026	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer